Exhibit 10.1

FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN
AND SECURITY AGREEMENT AND LENDER JOINDER

FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND LENDER JOINDER, dated as of March 29, 2013 (this “Amendment No. 5”), is by and among Wells Fargo Bank, National Association, a national banking association, in its capacity as administrative and collateral agent for the Lenders (as hereinafter defined) pursuant to the Loan Agreement defined below (in such capacity, “Administrative and Collateral Agent”), the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), BlueLinx Corporation, a Georgia corporation (“BlueLinx”), BlueLinx Services Inc., a Georgia corporation (“BSI”), and BlueLinx Florida LP, a Florida limited partnership (“BFLP”, and together with BlueLinx and BSI, each individually a “Borrower” and collectively, “Borrowers”), BlueLinx Florida Holding No. 1 Inc., a Georgia corporation (“BFH1”) and BlueLinx Florida Holding No. 2 Inc., a Georgia corporation (“BFH2”, and together with BFH1, each individually a “Guarantor” and collectively, “Guarantors”).

W I T N E S S E T H :

WHEREAS, Administrative and Collateral Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Administrative and Collateral Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated August 4, 2006, by and among Administrative and Collateral Agent, Lenders, Borrowers and Guarantors, as amended by First Amendment to Amended and Restated Loan and Security Agreement, dated as of October 22, 2008, Second Amendment to Amended and Restated Loan and Security Agreement, dated as of July 7, 2010, Third Amendment to Amended and Restated Loan and Security Agreement, dated as of May 10, 2011 and Fourth Amendment to Amended and Restated Loan and Security Agreement, dated as of August 11, 2011 (as from time to time further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated, or replaced, collectively, the “Financing Agreements”);

WHEREAS, Borrowers and Guarantors desire to amend certain provisions of the Loan Agreement as set forth herein, and Administrative and Collateral Agent and Lenders are willing to agree to such amendments on the terms and subject to the conditions set forth herein; and

WHEREAS, by this Amendment No. 5, Administrative and Collateral Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendments.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.

(a)           Additional Definitions.  As used herein or in the Loan Agreement or any of the other Financing Agreements, the following terms shall have the meanings given to them below and the Loan Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, the following definitions:

(i)           “Amendment No. 5” shall mean Fifth Amendment to Amended and Restated Loan and Security Agreement and Lender Joinder, dated as of March 29, 2013, by and among Administrative and Collateral Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii)           “Amendment No. 5 BlueLinx Rights Offering” shall mean a rights offering by Parent, pursuant to which Parent distributes to the holders of its common stock subscription rights to purchase shares of Capital Stock of Parent for an aggregate purchase price that will result in net proceeds to Parent of not less than $30,000,000, which offering shall be substantially on the terms described in a Registration Statement on Form S-1 filed by BlueLinx with the Securities and Exchange Commission.

(iii)           “Amendment No. 5 BlueLinx Rights Offering Certificate” shall mean a certificate of the Chief Financial officer of Administrative Borrower in the form attached as Exhibit A to Amendment No. 5.

(iv)           “Amendment No. 5 BlueLinx Rights Offering Equity Issuance” shall mean the issuance and sale by Parent of Capital Stock of Parent on or before April 15, 2013 in connection with the Amendment No. 5 BlueLinx Rights Offering in respect of which BlueLinx has delivered a true, complete and correct Amendment No. 5 BlueLinx Rights Offering Certificate.

(v)           “Amendment No. 5 Effective Date” shall mean March 29, 2013.

(vi)           “FATCA” shall mean current Sections 1471 through 1474 of the Code, as of the Amendment No. 5 Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

(vii)           “Financial Covenant Compliance Period” shall mean the period commencing on any date on which Excess Availability has been less than the greater of (A) $30,000,000 or (B) the amount equal to twelve and one-half (12.5%) percent of the lesser of (1) the Borrowing Base or (2) the Revolving Loan Limit, and ending on a subsequent date on which Excess Availability has been equal to or greater than the greater of (C) $40,000,000 or (D) the amount equal to twelve and one-half (12.5%) percent of the lesser of (1) the Borrowing Base or (2) the Revolving Loan Limit, for the sixtieth (60th) consecutive day.

(b)           Amendments to Definitions.

(i)           All references to the term “Applicable Margin” shall mean, at any time, as to the Interest Rate for Prime Rate Loans and the Interest Rate for Eurodollar Rate Loans, the applicable percentage (on a per annum basis) set forth below if the Quarterly Average Modified Adjusted Excess Availability for the immediately preceding fiscal quarter is at or within the amounts indicated for such percentage:

	Quarterly Average Modified Adjusted Excess Availability	Applicable Prime Rate Margin	Applicable Eurodollar Rate Margin

Tier 1	Greater than $150,000,000	1.50%	3.00%

Tier 2	Greater than $100,000,000 but equal to or less than $150,000,000	1.75%	3.25%

Tier 3	Equal to or less than $100,000,000	2.00%	3.50%

provided, that, (A) the Applicable Margin shall be calculated and established once each fiscal quarter and shall remain in effect until adjusted on the first day of the next fiscal quarter, (B) each adjustment of the Applicable Margin shall be effective as of the first day of a fiscal quarter based on the Quarterly Average Modified Adjusted Excess Availability for the immediately preceding fiscal quarter, and (C) notwithstanding any of the foregoing, commencing on the Amendment No. 5 Effective Date and ending on (1) June 29, 2013 if the Amendment No. 5 BlueLinx Rights Offering Certificate is delivered on or before March 29, 2013 and (2) September 28, 2013 if the Amendment No. 5 BlueLinx Rights Offering Certificate is delivered after March 29, 2013, the Applicable Margin shall be as set forth in Tier 2 above.”

(ii)           The definition of “Cash Management Excess Availability” is hereby deleted.

(iii)           The definition of “Cash Management Modified Adjusted Excess Availability” is hereby deleted.

(iv)           The definition of “Change of Control” is hereby amended by deleting each reference to “BlueLinx” contained therein and substituting “Parent” therefor.

(v)           All references to the term “Final Maturity Date” shall mean April 15, 2016.

(vi)           The definition of “Required Lenders is hereby deleted and the following is substituted in place thereof:

“Required Lenders” shall mean, at any time, those Revolving Loan Lenders, other than Sponsor Affiliate Lenders, whose Pro Rata Shares aggregate fifty-one percent (51%) or more of the aggregate of the Revolving Loan Commitments of all Revolving Loan Lenders other than Sponsor Affiliate Lenders, provided, that, at any time there are 2 or more Lenders, “Required Lenders” must include at least 2 Lenders (who are not Affiliates of one another).”

(vii)           The definition of “Required Super-Majority Lenders is hereby deleted and the following is substituted in place thereof:

“Required Super-Majority Lenders” shall mean, at any time, those Revolving Loan Lenders, other than Sponsor Affiliate Lenders, whose Pro Rata Shares aggregate eighty percent (80%) or more of the aggregate of the Revolving Loan Commitments of all Revolving Loan Lenders other than Sponsor Affiliate Lenders provided, that, at any time there are 2 or more Lenders, “Required Super-Majority Lenders” must include at least 2 Lenders (who are not Affiliates of one another).”

(viii)           The definition of “Revolving Loan Threshold Limit” is hereby amended by deleting the reference to “$400,000,000” contained therein and substituting “$422,500,000” therefor.

(ix)           The definition of “Sponsor Affiliated Lender” is hereby amended by deleting the period at the end of such definition and substituting “or increase its Revolving Loan Commitment without its consent” therefor.

(c)           Interpretation.  For purposes of this Amendment No. 5, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 5.

2.           Increase in Revolving Loan Threshold Limit.  Section 2.6(a) of the Loan Agreement is hereby amended by deleting the reference to “$500,000,000” contained therein and substituting “$522,500,000” therefor.

3.           Changes in Laws and Increased Costs of Loans.  Section 3.2(a) of the Loan Agreement is hereby amended by adding the following sentence at the end thereof.

“Notwithstanding anything herein to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (B) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to The Basel III Accord published by The Basel Committee on Banking Supervision, shall in each case be deemed to be a change in law or regulation after the date hereof.”

4.           Fees. Section 3.3(b) of the Loan Agreement is hereby amended by deleting the reference to “three-quarters of one (0.75%) percent” contained therein and substituting “one-half of one (0.5%) percent” therefor.

5.           Collection of Accounts.  Section 6.3(a) of the Loan Agreement is hereby amended by (a) deleting the reference to “Cash Management Excess Availability” contained therein and substituting “Excess Availability” therefor, (b) deleting the reference to “Cash Management Modified Adjusted Excess Availability” contained therein and substituting “Modified Adjusted Excess Availability” therefor, and (c) deleting the reference to “Revolving Limit” contained therein and substituting “Revolving Loan Limit” therefor.

6.           Taxes.

(a)           Section 6.5(a) of the Loan Agreement is hereby amended by (a) deleting the word “and” at the end of clause (ii) thereof and substituting a comma therefor, and (b) deleting the reference to “(collectively, “Excluded Taxes”).” contained therein and substituting the following therefor:

  “and (iv) any Taxes imposed by, or deducted or withheld as a result of any Lender’s failure, inability or ineligibility to satisfy the reporting requirements of FATCA (collectively, “Excluded Taxes”).”

(b)           Section 6.5 of the Loan Agreement is hereby amended by adding a new clause (g) at the end of such Section to read as follows:

“(g) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to the Administrative Borrower and the Administrative and Collateral Agent at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Borrower or the Administrative and Collateral Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Borrower or the Administrative and Collateral Agent as may be necessary for the Administrative Borrower and the Administrative and Collateral Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 6.5(g), “FATCA” shall include any amendments made to FATCA after the Amendment No. 5 Effective Date.”

7.           Financial Statements and Other Information.  Section 9.6(a) of the Loan Agreement is hereby amended by deleting the reference to “Compliance Period” contained therein and substituting “Financial Covenant Compliance Period” therefor.

8.           Encumbrances.  Section 9.8(e) of the Loan Agreement is hereby amended by deleting the reference to “Section 9.9(a)” contained therein and substituting “9.9(b)” therefor.

9.           Indebtedness.  Section 9.9(j) of the Loan Agreement is hereby amended by deleting clause (3) thereof and substituting the following therefor:

“(3) is contemporaneously used by Parent to make a regularly scheduled payment of principal under the Mortgage Loan Agreement (as in effect on the Amendment No. 2 Effective Date); provided, that, the amount of any such payment shall not exceed the amount for such regularly scheduled payment set forth on Schedule 9.9(j) attached to Amendment No. 5 (as such Schedule may be amended in writing by Administrative Borrower to reduce the amount of any such regularly scheduled payments.”

10.           Financial Covenants.  Section 9.17 of the Loan Agreement is hereby amended by deleting the reference to “Compliance Period” contained therein and substituting “Financial Covenant Compliance Period” therefor.

11.           Costs and Expenses. Section 9.20 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Administrative and Collateral Agent may conduct up to two (2) field examinations in any twelve month period at its expense.”

12.           Amendments and Waivers.

(a)           Section 11.3(a)(i) of the Loan Agreement is hereby amended by (a) deleting the “or” at the end of clause (E) thereof, and (b) deleting the semicolon at the end of clause (F) thereof and replacing it with “; or (G) the subordination of any Liens of Administrative and Collateral Agent (except as to Liens expressly permitted by the Financing Agreements) or the subordination of the payment of any of the Obligations.”.

(b)           Section 11.3(a)(ii)(F) of the Loan Agreement is hereby amended by deleting the reference to “Compliance Period” contained therein and replacing it with “Compliance Period, Financial Covenant Compliance Period”.

13.           Revolving Loan Commitments.  Schedule 1.124 to the Loan Agreement is hereby deleted in its entirety and replaced with the corresponding Schedule in the form attached hereto as Exhibit B.

14.           Fiscal Year, Quarter and Month Ending Dates.  Schedule 9.14 to the Loan Agreement is hereby deleted in its entirety and replaced with the corresponding Schedule in the form attached hereto as Exhibit C.

15.           New Lender Joinder.

(a)           Effective upon the Amendment No. 5, Effective Date, automatically and without any further action, the Commitment of TD Bank, N.A. (“New Lender”) shall be the amount set forth on Schedule 1.124 to the Loan Agreement in the form attached hereto as Exhibit B.

(b)           Effective upon the Amendment No. 5 Effective Date, the New Lender shall be deemed to have purchased, without recourse, a risk participation from the issuer in respect of any Letter of Credit Accommodations (“Issuing Bank”) in each Letter of Credit Accommodation issued by such Issuing Bank or otherwise existing under the Loan Agreement, and each reimbursement obligation in respect of such Letter of Credit Accommodation, in the amount equal to its Pro Rata Share of such Letter of Credit Accommodations and reimbursement obligations, and agrees to pay to Administrative and Collateral Agent, for the account of such Issuing Bank, New Lender’s Pro Rata Share of any amount at any time payable by such Issuing Bank under the applicable Letter of Credit Accommodation.

(c)           As of the Amendment No. 5 Effective Date, the New Lender shall (i) be a party to the Loan Agreement and the other Financing Agreements, (ii) be a “Lender” for all purposes of the Loan Agreement and the other Financing Agreements, and (iii) to the extent of the interest acquired by the New Lender pursuant to this Amendment No. 5, have the rights and obligations of a Lender under the Loan Agreement and the other Financing Agreements.

(d)           New Lender (i) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment No. 5 and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement  and the other Financing Agreements, (ii) confirms that it has received copies of the Loan Agreement and the other Financing Agreements, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment No. 5; (iii) agrees that it will, independently and without reliance upon Administrative and Collateral Agent, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Agreements; (iv) confirms that it is an Eligible Transferee; (v) appoints and authorizes the Administrative and Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Financing Agreements as are delegated to Administrative and Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Financing Agreements are required to be performed by it as a Lender; and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to New Lenders’ status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to New Lender under the Loan Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

16.           Amendment Fee.  In consideration of this Amendment No. 5, Borrowers shall, on the Amendment No. 5 Effective Date, pay to Administrative and Collateral Agent, for the account of the Lenders (in accordance with the agreements between Administrative and Collateral Agent and any Lender (if applicable)), or Administrative and Collateral Agent, at its option, may charge the account of Borrowers maintained by Administrative and Collateral Agent, an amendment fee in the amount of $2,081,250, which fee is fully earned and payable as of the Amendment No. 5 Effective Date and shall constitute part of the Obligations.

17.           Representations and Warranties.  Borrowers and Guarantors, jointly and severally, represent and warrant with and to Administrative and Collateral Agent and Lenders as follows, which representations and warranties, together with the representations and warranties in the other Financing Agreements, shall survive the execution and delivery hereof, and the truth and correctness thereof, in all material respects, being a continuing condition of the making of any Loans by Lenders (or Administrative and Collateral Agent on behalf of Lenders) to Borrowers:

(a)           no Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 5;

(b)           this Amendment No. 5 and each other agreement to be executed and delivered by Borrowers and Guarantors in connection herewith (collectively, together with this Amendment No. 5, the “Amendment Documents”) has been duly authorized, executed and delivered by all necessary corporate or limited partnership action on the part of each Borrower and Guarantor which is a party hereto and, if necessary, their respective equity holders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

(c)           the execution, delivery and performance of each Amendment Document (i) are all within each Borrower’s and Guarantor’s corporate or limited partnership powers, as applicable, and (ii) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound;

(d)           the resolutions of the Board of Directors or Managers or the General Partner of each Borrower and Guarantor, as applicable, delivered to Administrative and Collateral Agent by such Borrower or Guarantor on the date of the effectiveness of the Loan Agreement have not been revoked and are in full force and effect; and

(e)           all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

18.           Conditions Precedent. The amendments to the Loan Agreement contained in this Amendment No. 5 shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Administrative and Collateral Agent (the “Amendment No. 5 Effective Date”):

(a)           Administrative and Collateral Agent shall have received counterparts of this Amendment No. 5, duly authorized, executed and delivered by Borrowers, Guarantors and all of the Lenders;

(b)           Administrative and Collateral Agent shall have received a true and correct copy of each consent, waiver or approval (if any) to or of this Amendment No. 5, which Borrowers and Guarantors are required to obtain from any other Person, and such consent, approval or waiver (if any) shall be in form and substance reasonably satisfactory to Administrative and Collateral Agent;

(c)           Administrative and Collateral Agent shall have received evidence that all corporate and limited partnership proceedings with respect to the Amendment No. 5 BlueLinx Rights Offering and the Amendment No. 5 BlueLinx Rights Offering Equity Issuance have been taken by Borrowers and Guarantors, as appropriate;

(d)           Administrative and Collateral Agent shall have received from Administrative Borrower, in the form annexed hereto as Exhibit A, an Amendment No. 5 Rights Offering Certificate;

(e)           Administrative and Collateral Agent shall have received a final Registration Statement on Form S-1 filed by Parent with the Securities and Exchange Commission with respect to the Amendment No. 5 BlueLinx Rights Offering;

(f)           all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended by Amendment No. 5, shall be true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date;

(g)           after giving effect to the transactions contemplated by the Amendment No. 5 BlueLinx Rights Offering Equity Issuance, no Change of Control shall have occurred;

(h)           after giving effect to transactions contemplated hereunder and by the Amendment No. 5 BlueLinx Rights Offering Equity Issuance, and after provision for payment of all fees and expenses of such transactions, Excess Availability shall be not less than $100,000,000;

(i)           the Administrative and Collateral Agent shall have received at least five (5) Business Days prior to the Amendment No. 5 Effective Date all documentation and other information about the Borrowers and Guarantors required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act, to the extent requested from Administrative Borrower at least ten (10) Business Days prior to the Amendment No. 5 Effective Date;

(j)           Administrative and Collateral Agent shall have received the fees referred to in the Amendment Fee Letter, dated of even date herewith, by and among Borrowers, Administrative and Collateral Agent and the Sole Lead Arranger;

(k)           no Material Adverse Change shall have occurred since September 30, 2012;

(l)           Administrative and Collateral Agent shall not have become aware of any material information or other matter that is inconsistent in a material and adverse manner with any previous due diligence, information or matter (including any financial information); and

(m)           no Default or Event of Default shall exist or have occurred and be continuing.

19.           Effect of Amendment No. 5.  Except as expressly set forth herein, no other amendments, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the Amendment No. 5 Effective Date and Borrowers and Guarantors shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 5 or with respect to the subject matter of this Amendment No. 5.  To the extent of conflict between the terms of this Amendment No. 5 and the other Financing Agreements, the terms of this Amendment No. 5 shall control.  The Loan Agreement and this Amendment No. 5 shall be read and construed as one agreement.

20.           Governing Law.  The validity, interpretation and enforcement of this Amendment No. 5 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

21.           Jury Trial Waiver.  BORROWERS, GUARANTORS, ADMINISTRATIVE AND COLLATERAL AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT NO. 5 OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AMENDMENT NO. 5 OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  BORROWERS, GUARANTORS, ADMINISTRATIVE AND COLLATERAL AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS, GUARANTORS, ADMINISTRATIVE AND COLLATERAL AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AMENDMENT NO. 5 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

22.           Binding Effect.  This Amendment No. 5 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

23.           Waiver, Modification, Etc.  No provision or term of this Amendment No. 5 may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

24.           Further Assurances.  Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Administrative and Collateral Agent to effectuate the provisions and purposes set forth in this Amendment No. 5.

25.           Entire Agreement.  This Amendment No. 5 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

26.           Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 5.

27.           Counterparts.  This Amendment No. 5 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment No. 5 by telefacsimile or a substantially similar electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 5.  Any party delivering an executed counterpart of this Amendment No. 5 by telefacsimile or a substantially similar electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment No. 5.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS
BLUELINX CORPORATION

By:	/s/ H. Douglas Goforth
Name:	H. Douglas Goforth
Title:	Treasurer and CFO

BLUELINX FLORIDA LP

By: BlueLinx Florida Holding No. 2 Inc., its General Partner

By:	/s/ H. Douglas Goforth
Name:	H. Douglas Goforth
Title:	Treasurer

BLUELINX SERVICES INC.

By:	/s/ H. Douglas Goforth
Name:	H. Douglas Goforth
Title:	Treasurer

GUARANTORS

BLUELINX FLORIDA HOLDING NO. 1 INC.

By:	/s/ H. Douglas Goforth
Name:	H. Douglas Goforth
Title:	Treasurer

BLUELINX FLORIDA HOLDING NO. 2 INC.

By:	/s/ H. Douglas Goforth
Name:	H. Douglas Goforth
Title:	Treasurer

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ADMINISTRATIVE AND COLLATERAL AGENT AND LENDERS

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative and Collateral Agent and a Lender

By:	/s/ Thomas A. Martin
Name:	|Thomas A. Martin
Title:	Vice President

BANK OF AMERICA, N.A., as a Documentation Agent and a Lender

By:	/s/ Robert Scalzitti
Name:	Robert Scalzitti
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Documentation Agent and a Lender

By:	/s/ Eric A. Anourson
Name:	Eric A. Anourson
Title:	Vice President

REGIONS BANK, as Syndication Agent and a Lender

By:	/s/ Kathy Myers
Name:	Kathy Myers
Title:	Vice President

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TD BANK, N.A., as a Lender

By:	/s/ Virginia Pulverenti
Name:	Virginia Pulverenti
Title:	Vice President

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Exhibit A to Fifth Amendment to
Amended and Restated Loan and Security Agreement and Lender Joinder

Amendment No. 5 BlueLinx Rights Offering Certificate

I, Douglas Goforth, the Chief Financial Officer of BlueLinx Corporation, a Georgia corporation (the “Company”) in its capacity as administrative borrower (in such capacity, “Administrative Borrower”), do hereby certify, on this 29th day of March, 2013 to Wells Fargo Bank, National Association successor by merger to Wachovia Bank, National Association, successor by merger to Congress Financial Corporation, a national banking association, as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties from time to time parties thereto as lenders (together with its successors and assigns, in such capacity “Agent”), and to the parties from time to time parties to the Loan Agreement (as hereinafter defined) as lenders (collectively, the “Lenders”) as follows:

(a)           Parent has received net cash proceeds in an amount of $38,743,734.60 from the Amendment No. 5 BlueLinx Rights Offering Equity Issuance;

(b)           Parent has made a cash equity contribution of at least $30,000,000 to BlueLinx with all of the net cash proceeds of the Amendment No. 5 BlueLinx Rights Offering Equity Issuance (after deducting therefrom only (without duplication)  reasonable and customary brokerage commissions, legal fees, accountant’s fees, investment banking fees, finder’s fees, other similar fees and commissions and reasonable out-of-pocket expenses (and reasonable reserves therefor), in each case attributable to (i) the Amendment No. 5 BlueLinx Rights Offering Equity Issuance, and (ii) Amendment No. 5 to the Loan Agreement, with the proceeds of such cash equity contribution to be paid by BlueLinx to Administrative and Collateral Agent for application to the Obligations in accordance with the terms of Section 6.4(a) of the Loan Agreement, without a permanent reduction of the Revolving Loan Commitments;

(c)           attached as Annex 1 is the final prospectus filed by BlueLinx with the Securities and Exchange Commission with respect to the Amendment No. 5 BlueLinx Rights Offering;

(d)           on the date hereof, after giving effect to the Amendment No. 5 BlueLinx Rights Offering Equity Issuance, no Change of Control has occurred; and

(e)           no Default or Event of Default exists or has occurred and is continuing.

All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Amended and Restated Loan and Security Agreement, dated as of August 4, 2006, by and among the Company, BlueLinx Services Inc., a Georgia corporation (“BSI”), and BlueLinx Florida LP, a Florida limited partnership (“BFLP”, and together with the Company and BSI, each individually a “Borrower” and collectively, “Borrowers”), BlueLinx Florida Holding No. 1 Inc., a Georgia corporation (“BFH1”) and BlueLinx Florida Holding No. 2 Inc., a Georgia corporation (“BFH2”, and together with BFH1, each individually a “Guarantor” and collectively, “Guarantors”), Agent and Lenders, (as the same now exists or may be amended, amended and restated, modified or supplemented from time to time, the “Loan Agreement”).

IN WITNESS WHEREOF, the Administrative Borrower has caused its Chief Financial Officer to execute and deliver this Amendment No. 5 BlueLinx Rights Offering Certificate on the date first hereinabove written in his sole capacity as the Chief Financial Officer of the Administrative Borrower.

BLUELINX CORPORATION

By:
Name:	Douglas Goforth
Title:	Chief Financial Officer